SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ADVANCED MESSAGING SOLUTIONS INC.**, did on December 27, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 4, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070890837-24
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/27/2007 2:03 PM
	Entity Number E0892762007-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Advanced Messaging Solutions Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, — Reno — Nevada 89511 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 2,000 — Par value per share: $ $0.01 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Jaime Brodeth Name 2377 Gold Meadow Way Suite 100 — Gold River — California — 95670 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: All lawful business
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	The Nevada Company, Mark Williams, A.V.P. — X [signature] Name — Signature 8040 Excelsior Drive, Suite 200 — Madison — WI — 53717 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — December 26, 2007 Date

This form must be accompanied by appropriate fees.